Texas Roadhouse, Inc. Announces Third Quarter Results

Louisville, KY, November 11, 2004 — Texas Roadhouse, Inc. (Nasdaq: TXRH), today announced financial results for the thirteen and thirty-nine week periods ended September 28, 2004.

On October 8, 2004 and subsequent to the third quarter, Texas Roadhouse completed its initial public offering  and corporate reorganization. Unless noted otherwise, the third quarter and 2004 year to date reported results presented in this press release do not reflect the proceeds from the initial public offering and the corporate reorganization that occurred in connection with the offering. Please note that, during the quarter, the Company operated as an LLC and, as such, was not subject to federal and state income taxes. See the registration statement from the Company’s initial public offering for more information.

	Third Quarter			Year to Date
($000’s)	2004	2003	% Change	2004	2003	% Change
Total revenue	92,247	72,428	27.4	266,064	211,062	26.1
Income from operations	10,567	8,306	27.2	30,535	25,527	19.6
Net income	7,743	5,283	46.6	21,885	16,986	28.8

Other highlights for the quarter include:

•      Five company-owned and four franchise-owned restaurants opened during the quarter;

•      Comparable restaurant sales increased 6.8% at company-owned restaurants and 6.1% at franchise-owned restaurants;

•      Restaurant operating costs, as a percentage of sales, were flat as compared to the third quarter of 2003.  Restaurant operating costs include food and beverage, labor, rent, and other operating costs; and

•      Restaurant pre-opening expenses increased by approximately $550,000 as compared to the third quarter of 2003, reflecting a higher number of new restaurant openings in 2004.

G.J. Hart, President and Chief Executive Officer of Texas Roadhouse, commented, “We are proud of our third quarter results and believe they reflect our commitment to executing legendary food and legendary service to all of our guests.  We hope to continue the momentum of this quarter as we move forward with our focus remaining on our core objectives which are serving hand-cut steaks, award-winning ribs, made from scratch sides and fresh baked bread every day — in an atmosphere that is fun, energetic and personable.”

In addition to the statements of income included in this release please note the supplemental financial and operating information provided in this release which management believes is relevant to reviewing and understanding quarterly and year-to-date changes on the statements of income.

Pro forma earnings per share as further adjusted for the offering:

Management believes pro forma earnings per share as further adjusted for the offering currently provides the most relevant earnings comparisons for investors. Pro forma earnings per share as further adjusted for the offering includes the estimated impact of the Company’s initial public offering and corporate reorganization on its financial statements. Included in this release are the pro forma combined financial statements and associated footnotes that provide a reconciliation of pro forma earnings amounts to reported net income as discussed above.

The table below summarizes net income and diluted earnings per share on a pro forma as further adjusted for the offering basis.

Pro Forma as Further Adjusted for the Offering

	Third Quarter			Year to Date
	2004	2003	% Change	2004	2003	% Change
Net income ($000’s)	6,556	4,801	36.6	18,993	15,671	21.2
Diluted earnings per share	$0.18	$0.13	36.3	$0.53	$0.44	20.7

Fourth Quarter 2004

The Company currently estimates that it will achieve, on a pro forma as further adjusted for the offering basis, diluted earnings per share of $0.01 to $0.02 for Q4 2004. These amounts include a $0.14 earnings per share charge for the recognition of the deferred tax liability incurred at the time of Texas Roadhouse becoming a “C” corporation in conjunction with the Company’s initial public offering and an approximately $0.02 earnings per share non-cash write-off of loan fees related to terminating an existing $100 million, three-year credit facility and replacing it with a new $150 million, five-year credit facility on October 8, 2004. Excluding these charges, the Company estimates that it will achieve, on a pro forma as further adjusted for the offering basis, diluted earnings per share of $0.17 to $0.18 for Q4 2004 and $0.70 to $0.71 for 2004 YTD. These estimates are based on the following key assumptions for the fourth quarter:

•      Revenue of approximately $95 million, an increase of 25% as compared to 2003;

•      New restaurant openings of 6 company-owned and 3 franchise-owned;

•      Comparable restaurant sales growth of +3.0 to +5.0%. In response to recent and expected future increases in food and supply costs, the Company increased menu prices by approximately 2% via a staggered roll out process completed in November 2004;

•      Restaurant operating costs as a percent of sales increase by 75 to 100 basis points versus the fourth quarter of 2003. This equates to a 35 to 60 basis point sequential increase from Q3 2004;

•      Effective tax rate of 35.3%; and

•      Weighted average diluted shares of approximately 36.0 million.

Outlook for 2005

The Company currently estimates that it will achieve diluted earnings per share of $0.85 to $0.86 for 2005. This represents 21% growth over 2004 excluding the deferred tax liability charge and loan fee write-off described above. These estimates are based on the following key assumptions for 2005:

•      Revenue of approximately $450 million, an increase of 23% as compared to 2004;

•      New restaurant openings of 20 company-owned and 6 franchise-owned;

•      Comparable restaurant sales growth of +2.0% to +3.0%;

•      Restaurant operating costs as a percent of sales increase by 25 to 50 basis points;

•      Effective tax rate of 35.3%, no change from 2004; and

•      Weighted average diluted shares of approximately 36.5 million.

The Company is hosting a conference call today, Thursday, November 11, 2004 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (800) 901-5241 and the pass code is 68108662.  A replay of the call will be available until November 18, 2004.  To access the replay, please dial (888) 286-8010, and use 12644128 as the pass code.

There will be a simultaneous web cast conducted at the Company’s web site at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today operates 186 restaurants in 34 states.  For more information, please visit the Company’s website at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance for the fourth quarter of 2004 and full year 2005 are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of the Company.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the fourth quarter of 2004 and full year 2005, the sales at these and our other company-owned and franchised locations, our ability to control other restaurant operating costs and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Scott Colosi

502-515-7300

Media

Juli Hart

502-515-7235

Texas Roadhouse Holdings LLC and Entities Under Common Control

Combined Statements of Income (1)

(in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2004	September 30, 2003	September 28, 2004	September 30, 2003
Revenue:
Restaurant sales	$89,977	$70,660	$259,652	$205,976
Franchise royalties and fees	2,270	1,768	6,412	5,086

Total revenue	92,247	72,428	266,064	211,062

Costs and expenses:
Restaurant operating costs:
Cost of sales	31,294	23,420	90,273	67,397
Labor	24,800	19,899	71,378	57,822
Rent	1,767	1,437	5,120	4,296
Other operating	14,725	12,224	42,180	34,787
Pre-opening	1,414	861	3,560	1,904
Depreciation and amortization	2,776	2,160	7,691	6,319
General and administrative	4,904	4,121	15,327	13,010

Total costs and expenses	81,680	64,122	235,529	185,535

Income from operations	10,567	8,306	30,535	25,527
Interest expense, net	1,121	1,397	3,160	3,436
Minority interest	1,725	1,640	5,582	5,083
Equity income (loss) from investments in unconsolidated affiliates	22	14	92	(22)

Net income	$7,743	$5,283	$21,885	$16,986

Pro forma data:
Historical income before taxes	$7,743	$5,283	$21,885	$16,986
Pro forma provision for income taxes	2,733	1,912	7,722	$6,149

Net income adjusted for pro forma provision for income taxes	$5,010	$3,371	$14,163	$10,837

Net income adjusted for pro forma provision for income taxes per common share:
Basic	$0.20	$0.14	$0.57	$0.46

Diluted	$0.18	$0.14	$0.52	$0.44

Pro forma weighted average shares outstanding:
Basic	25,079	23,538	25,033	23,442

Diluted	27,155	24,916	27,136	24,822

(1) Basis of Presentation

The above statements of income include the accounts of Texas Roadhouse Holdings LLC (“Holdings”), its wholly-owned and majority-owned subsidiaries,  Texas Roadhouse, Inc., Texas Roadhouse Development Corporation (“TRDC”),  Texas Roadhouse Management Corp., and six license and three franchise restaurants, all of which are under common control by one controlling shareholder (collectively, “Texas Roadhouse Holdings LLC and Entities Under Common Control” or the “Company”) for the thirteen and thirty-nine weeks ended September 28, 2004 and September 30, 2003.  The controlling shareholder has the unilateral ability to implement major operating and financial policies for the combining entities. Texas Roadhouse Holdings LLC and its combined subsidiaries operate Texas Roadhouse restaurants. Holdings also provides supervisory and administrative services for certain other license and franchise restaurants. TRDC sells franchise rights and collects the franchise royalties and fees. Texas Roadhouse, Inc. is the managing member of Holdings. Texas Roadhouse Management Corp. provides management services to Holdings, TRDC and certain franchise and license restaurants.

Texas Roadhouse, Inc.

Supplemental Financial and Operating Information

($ amounts in thousands)

	Third Quarter			Year to Date
	2004	2003	Change	2004	2003	Change

Restaurants Openings
Company	5	4	1	12	8	4
Franchise	4	1	3	8	6	2
Total	9	5	4	20	14	6

Restaurants Open at the end of the Quarter
Company	99	85	14
Franchise	83	71	12
Total	182	156	26

Company-owned Restaurants

Restaurant sales	89,977	70,660	27.3%	259,652	205,976	26.1%
Store weeks	1,252	1,069	17.1%	3,577	3,120	14.6%
Comparable restaurant sales growth (1)	6.8%	4.3%		8.1%	2.2%
Menu price increase	2.4%	—		2.3%	—
Average unit volumes (2)	919	850	8.1%	2,775	2,555	8.6%

Restaurant operating costs (as a % of Restaurant Sales) (3)

Cost of sales	34.8%	33.1%	1.6%	34.8%	32.7%	2.0%
Labor	27.6%	28.2%	-0.6%	27.5%	28.1%	-0.6%
Rent	2.0%	2.0%	-0.1%	2.0%	2.1%	-0.1%
Other operating	16.4%	17.3%	-0.9%	16.2%	16.9%	-0.6%
Total	80.7%	80.6%	0.0%	80.5%	79.8%	0.7%

Franchise-owned Restaurants

Franchise royalties and fees	2,270	1,768	28.4%	6,412	5,086	26.1%
Store weeks	1,048	914	14.7%	3,034	2,652	14.4%
Comparable restaurant sales growth (1)	6.1%	2.7%		7.1%	2.0%
Average unit volumes (2)	874	828	5.6%	2,658	2,486	6.9%

Pre-opening expense	1,414	861	64.2%	3,560	1,904	87.0%

General & administrative expenses	4,904	4,121	19.0%	15,327	13,010	17.8%
As a % of revenue	5.3%	5.7%	-0.4%	5.8%	6.2%	-0.4%

Interest expense, net	1,121	1,397	-19.8%	3,160	3,436	-8.0%
Minority interest	1,725	1,640	5.2%	5,582	5,083	9.8%

(1)   Includes restaurants open at least 18 months at the beginning of the latter measurement period

(2)    Includes restaurants open at least 6 months at the beginning of the measurement period

(3)    Percentages do not foot due to rounding

Condensed Pro Forma Combined Financial Statements

        The following unaudited condensed pro forma combined financial statements and notes present the impact of the reorganization and IPO on the Company’s combined financial statements.  With respect to the pro forma financial data, the pro forma transactions described below have been applied (a) with respect to statements of income data, as if the applicable transactions had occurred at the beginning of the respective period and (b) with respect to balance sheet data, as if the applicable transactions had occurred at the end of the respective period.  We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances. The unaudited pro forma, pro forma as adjusted and pro forma as further adjusted financial data do not purport to represent what our results of operations or financial position actually would have been if the transactions set forth below had occurred on the dates indicated or what our results of operations or financial position will be for future periods.

        Historical Combined Financial and Operating Data.    We derived the summary historical combined financial data for the thirteen weeks (Q3 2003) and thirty-nine weeks (2003 YTD) ended September 30, 2003 and as of and for the thirteen weeks (Q3 2004) and thirty-nine weeks (2004 YTD) ended September 28, 2004 from our unaudited combined financial statements. In the opinion of management, our unaudited combined financial statements reflect all adjustments necessary to present fairly, in accordance with accounting principles generally accepted in the United States, the financial position and results of operations for the Company. The operating results of the interim periods are not necessarily indicative of results for a full year.

        Unaudited Pro Forma Combined Financial and Operating Data.    The pro forma combined financial data for Q3 2003 and 2003 YTD, and as of and for Q3 2004 and 2004 YTD, give effect to the combination of our operations under Texas Roadhouse, Inc., a new holding company that is a “C” corporation. All taxes on the income of Texas Roadhouse Holdings LLC were payable by its members. As a “C” corporation, we will be responsible for the payment of all federal and state corporate income taxes and, accordingly, the pro forma data give effect to the pro forma provision for income taxes. The pro forma share and net income per share data for all periods presented include the historical weighted average shares outstanding of Texas Roadhouse Holdings LLC and also give effect to the issuance of shares of Class A and Class B common stock to be issued to Mr. Taylor for his majority interest in Texas Roadhouse Development Corporation (1,754,531 Class A shares), for WKT Restaurant Corp. (2,632,688 Class B shares) and for his interests in nine controlled franchise restaurants.

        Unaudited “Pro Forma as Adjusted for the Acquisition Transactions” Combined Financial and Operating Data.    The “Pro Forma as Adjusted for the Acquisition Transactions” combined financial data for Q3 2003 and 2003 YTD and as of and for Q3 2004 and 2004 YTD give further effect to our acquisition of the remaining equity interests in all of our 31 majority-owned or controlled company restaurants and Texas Roadhouse Development Corporation and all of the equity interests in one franchise restaurant.

        Unaudited “Pro Forma as Further Adjusted for the Offering” Combined Financial and Operating Data.    The “Pro Forma as Further Adjusted for the Offering” combined financial data for Q3 2003 and 2003 YTD and as of and for Q3 2004 and 2004 YTD give further effect to:

•	our issuance and sale of 6,250,000 shares of Class A common stock in the offering at the initial public offering price of $17.50 per share;

•	our issuance and sale of 331,481 shares of Class A common stock in the over-allotment option at the initial public offering price of $17.50 per share;

•	the application of the net proceeds from the offering, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us, to:

• repay outstanding borrowings under our credit facility, including accrued interest thereon, in the amount of approximately $70.1 million as of September 28, 2004; and

•

fund declared, but unpaid, distributions of approximately $34.2 million to equity holders of Texas Roadhouse Holdings LLC relating to its net income for periods through September 28, 2004, which will be paid at some undetermined point in the future; and

•	a cumulative net deferred tax liability of approximately $4.9 million, which will impact our statement of income in Q4 2004, when our reorganization as a “C” corporation became effective.

CONDENSED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 28, 2004

(in thousands)

Historical	Pro Forma Adjustments	Pro Forma	Pro Forma Adjustments For The Acquisition Transactions	Pro Forma as Adjusted For The Acquisition Transactions	Pro Forma Adjustments For The Offering	Pro Forma As Further Adjusted For The Offering
Current Assets:
Cash and cash equivalents	$9,395	$—	$9,395	$262	(5)	$9,657	$1,319	(11)	$10,976
Receivables, net	5,526	—	5,526	138	(5)(7)	5,664	—	5,664
Inventories	4,687	—	4,687	17	(5)	4,704	—	4,704
Prepaid expenses	916	—	916	1	(5)	917	—	917
Other current assets	36	—	36	—	36	—	36

Total current assets	20,560	—	20,560	418	20,978	1,319	22,297
Property and equipment, net	150,669	—	150,669	188	(5)	150,857	—	150,857
Goodwill	2,190	—	2,190	47,431	(5)	49,621	—	49,621
Other assets	2,049	—	2,049	—	(5)	2,049	—	2,049

Total assets	$175,468	$—	$175,468	$48,037	$223,505	$1,319	$224,824

Current liabilities:
Distributions payable(1)	$—	$34,195	$34,195	$—	$34,195	$(34,195)	(11)	—
Current maturities of long-term debt	7,888	—	7,888	—	7,888	(5,450)	(11)	2,438
Short term bank revolver	8,000	—	8,000	—	8,000	(8,000)	(11)	—
Accounts payable	12,292	—	12,292	134	(5)(7)	12,426	—	12,426
Deferred revenue—gift certificates	6,291	—	6,291	116	(5)	6,407	—	6,407
Accrued wages	2,415	—	2,415	—	2,415	—	2,415
Other current liabilities	6,445	—	6,445	115	(5)	6,560	—	6,560

Total current liabilities	43,331	34,195	77,526	365	77,891	(47,645)	30,246
Long-term debt, excluding current maturities	68,868	—	68,868	—	68,868	(56,650)	(11)	12,218
Deferred tax liability, net	—	—	—	—	4,913	(3)	4,913
Other liabilities	7,714	—	7,714	—	7,714	—	7,714

Total liabilities	119,913	34,195	154,108	365	154,473	(99,382)	55,091
Minority interest in consolidated subsidiaries	6,663	—	6,663	(6,363)	(5)	300	—	300
Members’ equity	48,892	(34,195)	14,697	54,035	(5)	68,732	100,701	(11)(3)	169,433

Total liabilities and members’ equity	$175,468	$—	$175,468	$48,037	$223,505	$1,319	$224,824

See accompanying notes

CONDENSED PRO FORMA COMBINED STATEMENT

OF INCOME FOR THE 13 WEEKS ENDED SEPTEMBER 28, 2004

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustment For The Acquisition Transactions		Pro Forma As Adjusted For The Acquisition Transactions	Pro Forma Adjustments For The Offering		Pro Forma As Further Adjusted For The Offering
Revenue:
Restaurant sales	$89,977	$—		$89,977	$961	(6)	$90,938	$—		$90,938
Franchise royalties and fees	2,270	—		2,270	(29	)(8)	2,241	—		2,241

Total revenue	$92,247	$—		$92,247	$932	(6)	$93,179	$—		$93,179
Costs and expenses:
Restaurant operating costs:
Cost of sales	31,294	—		31,294	331		31,625	31,625
Labor expenses	24,800	—		24,800	249		25,049	—		25,049
Rent expense	1,767	—		1,767	46		1,813	—		1,813
Other operating expense	14,725	—		14,725	172		14,897	—		14,897
Pre-opening expenses	1,414	—		1,414	—		1,414	—		1,414
Depreciation and amortization	2,776	—		2,776	14		2,790	—		2,790
General and administrative	4,904	—		4,904	4		4,908	—		4,908

Total costs and expenses	81,680	—		81,680	816		82,496	—		82,496

Income from operations	$10,567	$—		$10,567	$116	(6)	$10,683	$—		$10,683
Interest expense, net	1,121	—		1,121			1,121	(555	) (11)	566
Minority interest	1,725	—		1,725	(1,725	)(10)	—	—		—
Equity income (loss) from investments in unconsolidated affiliates	22	—		22	(6	)(9)	16	—		16

Income before taxes	$7,743	$—		$7,743	$1,835		$9,578	$555		$10,133
Provision for income taxes	—	2,733	(3)	2,733	648	(3)	3,381	196	(3)	3,577

Net income	$7,743	$(2,733)		$5,010	$1,187		$6,197	$359		$6,556

Net income per common share(2),(4),(5)
Basic				$0.20			$0.22			$0.20
Diluted				$0.18			$0.20			$0.18
Weighted average shares outstanding(2),(4)
Basic				25,079	3,089	(5)	28,168	5,328	(11)	33,496
Diluted				27,155	3,089	(5)	30,244	5,464	(11)	35,708

See accompanying notes

 CONDENSED PRO FORMA COMBINED STATEMENT

OF INCOME FOR THE 39 WEEKS ENDED SEPTEMBER 28, 2004

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments For The Acquisition Transactions		Pro Forma As Adjusted For The Acquisition Transactions	Pro Forma Adjustments For The Offering		Pro Forma As Further Adjusted For The Offering
Revenue:
Restaurant sales	$259,652	$—		$259,652	$2,942	(6)	$262,594	$—		$262,594
Franchise royalties and fees	6,412	—		6,412	(880	)(8)	6,324	—		6,324

Total revenue	$266,064	$—		$266,064	$2,854	(6)	$268,918	$—		$268,918
Costs and expenses:
Restaurant operating costs:
Cost of sales	90,273	—		90,273	1,018		91,291			91,291
Labor expenses	71,378	—		71,378	757		72,135	—		72,135
Rent expense	5,120	—		5,120	140		5,260	—		5,260
Other operating expense	42,180	—		42,180	528		42,708	—		42,708
Pre-opening expenses	3,560	—		3,560	—		3,560	—		3,560
Depreciation and amortization	7,691	—		7,691	42		7,733	—		7,733
General and administrative	15,327	—		15,327	11		15,338	—		15,338

Total costs and expenses	235,529	—		235,529	2,496		238,025	—		238,025

Income from operations	$30,535	$—		$30,535	$358	(6)	$30,893	$—		$30,893
Interest expense, net	3,160	—		3,160			3,160	(1,596	)(11)	1,564
Minority interest	5,582	—		5,582	(5,582	)(10)	—	—		—
Equity income (loss) from investments in unconsolidated affiliates	92	—		92	(18	)(9)	74	—		74
Other income	—	—		—	—		—	—		—

Income before taxes	$21,885	$—		$21,885	$5,922		$27,807	$1,596		$29,403
Provision for income taxes	—	7,722	(3)	7,722	2,095	(3)	9,817	593	(3)	10,410

Net income	$21,885		$(7,722)	$14,163	$3,827		$17,990	$1,003		$18,993

Net income per common share(2),(4),(5)
Basic				$0.57			$0.64			$0.57
Diluted				$0.52			$0.60			$0.53
Weighted average shares outstanding(2),(4)
Basic				25,033	3,089	(5)	28,122	5,328	(11)	33,450
Diluted				27,136	3,089	(5)	30,225	5,467	(11)	35,692

See accompanying notes

CONDENSED PRO FORMA COMBINED STATEMENT

OF INCOME FOR THE 13 WEEKS ENDED SEPTEMBER 30, 2003

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments For The Acquisition Transactions		Pro Forma As Adjusted For The Acquisition Transactions	Pro Forma Adjustments For The Offering		Pro Forma As Further Adjusted For The Offering
Revenue:
Restaurant sales	$70,660	$—		$70,660	$900	(6)	$71,560	$—		$71,560
Franchise royalties and fees	1,768	—		1,768	(27	)(8)	1,741	—		1,741

Total revenue	$72,428	$—		$72,428	$873	(6)	$73,301	$—		$73,301
Costs and expenses:
Restaurant operating costs:
Cost of sales	23,420	—		23,420	290		23,710			23,710
Labor expenses	19,899	—		19,899	245		20,144	—		20,144
Rent expense	1,437	—		1,437	46		1,483	—		1,483
Other operating expense	12,224	—		12,224	168		12,392	—		12,392
Pre-opening expenses	861	—		861	—		861	—		861
Depreciation and amortization	2,160	—		2,160	14		2,174	—		2,174
General and administrative	4,121	—		4,121	4		4,125	—		4,125

Total costs and expenses	64,122	—		64,122	767		64,889	—		64,889

Income from operations	$8,306	$—		$8,306	$106	(6)	$8,412	$—		$8,412
Interest expense, net	1,397	—		1,397			1,397	(501	)(11)	896
Minority interest	1,640	—		1,640	(1,640	)(10)	—	—		—
Equity income (loss) from investments in unconsolidated affiliates	14	—		14	(6	)(9)	8	—		8

Income before taxes	$5,283	$—		$5,283	$1,740		$7,023	$501		$7,524
Provision for income taxes	—	1,912	(3)	1,912	630	(3)	2,542	181	(3)	2,723

Net income	$5,283	$(1,912)		$3,371	$1,110		$4,481	$320		$4,801

Net income per common share(2),(4),(5)
Basic				$0.14			$0.17			$0.14
Diluted				$0.14			$0.16			$0.13
Weighted average shares outstanding(2),(4)
Basic				23,538	3,089	(5)	26,627	6,581	(11)	33,208
Diluted				24,916	3,089	(5)	28,005	7,641	(11)	35,646

See accompanying notes

CONDENSED PRO FORMA COMBINED STATEMENT

OF INCOME FOR THE 39 WEEKS ENDED SEPTEMBER 30, 2003

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments For The Acquisition Transactions		Pro Forma As Adjusted For The Acquisition Transactions	Pro Forma Adjustments For The Offering		Pro Forma As Further Adjusted For The Offering
Revenue:
Restaurant sales	$205,976	$—		$205,976	$2,692	(6)	$208,668	$—		$208,668
Franchise royalties and fees	5,086	—		5,086	(81	)(8)	5,005	—		5,005
Total revenue	$211,062	$—		$211,062	$2,611	(6)	$213,673	$—		$213,673
Costs and expenses:
Restaurant operating costs:
Cost of sales	67,397	—		67,397	864		68,261			68,261
Labor expenses	57,822	—		57,822	714		58,536	—		58,536
Rent expense	4,296	—		4,296	140		4,436	—		4,436
Other operating expense	34,787	—		34,787	491		35,278	—		35,278
Pre-opening expenses	1,904	—		1,904	—		1,904	—		1,904
Depreciation and amortization	6,319	—		6,319	42		6,361	—		6,361
General and administrative	13,010	—		13,010	11		13,021	—		13,021
Total costs and expenses	185,535	—		185,535	2,262		187,797	—		187,797
Income from operations	$25,527	$—		$25,527	$349	(6)	$25,876	$—		$25,876
Interest expense, net	3,436	—		3,436	—		3,436	(2,163	)(11)	2,163
Minority interest	5,083	—		5,083	(5,083	)(10)	—	—		—
Equity income (loss) from investments in unconsolidated affiliates	(22)	—		(22)	(18	)(9)	(40)	—		(40)
Income before taxes	$16,986	$—		$16,986	$5,414		$22,400	$2,163		$24,563
Provision for income taxes	—	6,149	(3)	6,149	1,960	(3)	8,109	783	(3)	8,892
Net income	$16,986	$(6,149)		$10,837	$3,454		$14,291	$1,380		$15,671
Net income per common share(2),(4),(5)
Basic				$0.46			$0.54			$0.47
Diluted				$0.44			$0.51			$0.44
Weighted average shares outstanding(2),(4)
Basic				23,442	3,089	(5)	26,531	6,581	(11)	33,112
Diluted				24,822	3,089	(5)	27,911	7,636	(11)	35,547

See accompanying notes

 NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)          The pro forma adjustment for distributions payable on the balance sheet as of September 28, 2004 of $34.2 million gives effect to the accrual of a liability for unpaid distributions to equity holders of Texas Roadhouse Holdings LLC relating to its net income for the periods through September 28, 2004. Additional distributions relating to its income for the periods from September 29, 2004 to October 8, 2004, the effective date of the combination under Texas Roadhouse, Inc., will also be paid. In accordance with SEC guidance, additional Class A shares of 1,252,816 have been included in the calculation of all pro forma share and net income per share data for Q3 2004 and 2004 YTD, except for “Pro Forma As Adjusted for the Offering.” These additional shares give effect to the number of shares the proceeds from which have been necessary to pay the distributions in excess of the undistributed net income of Texas Roadhouse Holdings LLC, which would have totaled $21.9 million for the twelve months ended September 28, 2004.

(2)          The following table sets forth the calculation of pro forma weighted average shares outstanding for Q3 2004 and 2004 YTD (in thousands):

	Q3 2004	Pro Forma As Adjusted For The Acquisition Transactions Q3 2004	Pro Forma As Adjusted For The Offering Q3 2004	2004 YTD	Pro Forma As Adjusted For The Acquisition Transactions 2004 YTD	Pro Forma As Adjusted For The Offering 2004 YTD
Net Income adjusted for pro forma income taxes	$5,010	$6,197	$6,556	$14,163	$17,990	$18,993
Basic EPS:
Weighted-average common shares outstanding:
Texas Roadhouse Holdings	18,768	18,768	18,768	18,722	18,722	18,722
Shares issued for distribution payable	1,253	1,253	—	1,253	1,253	—
Class B shares to Mr. Taylor for his interest in WKT	2,633	2,633	2,633	2,633	2,633	2,633
Class A shares to Mr. Taylor for his interest in TRDC	1,755	1,755	1,755	1,755	1,755	1,755
Class A shares to Mr. Taylor for his interests in 9 restaurants	670	670	670	670	670	670
Class A shares to remaining equity holders	—	3,089	3,089	—	3,089	3,089
Shares to be sold in the Offering	—	—	6,581	—	—	6,581
Shares - basic	25,079	28,168	33,496	25,033	28,122	33,450
Basic EPS	$0.20	$0.22	$0.20	$0.57	$0.64	$0.57
Dluted EPS:
Weighted-average common shares outstanding:
Shares - basic	25,079	28,168	33,496	25,033	28,122	33,450
Shares assumed issued on exercise of dilutive share equivalents	3,589	3,589	3,589	3,634	3,634	3,634
Shares assumed purchased with proceeds of dilutive share equivalents	(1,513)	(1,513)	(1,377)	(1,531)	(1,531)	(1,392)
Shares - diluted	27,155	30,244	35,708	27,136	30,225	35,692
Diluted EPS	$0.18	$0.20	$0.18	$0.52	$0.60	$0.53

                The following table sets forth the calculation of pro forma weighted average shares outstanding for Q3 2003 and 2003 YTD (in thousands):

	Q3 2003	Pro Forma As Adjusted For The Acquisition Transactions Q3 2003	Pro Forma As Adjusted For The Offering Q3 2003	2003 YTD	Pro Forma As Adjusted For The Acquisition Transactions 2003 YTD	Pro Forma As Adjusted For The Offering 2003 YTD
Net Income adjusted for pro forma income taxes	$3,371	$4,481	$4,801	$10,837	$14,291	$15,671
Basic EPS:
Weighted-average common shares outstanding:
Texas Roadhouse Holdings	18,420	18,420	18,420	18,324	18,324	18,324
Shares issued for distribution payable	—	—	—	—	—	—
Class B shares to Mr. Taylor for his interest in WKT	2,633	2,633	2,633	2,633	2,633	2,633
Class A shares to Mr. Taylor for his interest in TRDC	1,755	1,755	1,755	1,755	1,755	1,755
Class A shares to Mr. Taylor for his interests in 9 restaurants	730	730	730	730	730	730
Class A shares to remaining equity holders	—	3,089	3,089	—	3,089	3,089
Shares to be sold in the Offering	—	—	6,581	—	—	6,581
Shares - basic	23,538	26,627	33,208	23,442	26,531	33,112
Basic EPS	$0.14	$0.17	$0.14	$0.46	$0.54	$0.47
Diluted EPS:
Weighted-average common shares outstanding:
Shares - basic	23,538	26,627	33,208	23,442	26,531	33,112
Shares assumed issued on exercise of dilutive share equivalents	3,849	3,849	3,849	3,851	3,851	3,851
Shares assumed purchased with proceeds of dilutive share equivalents	(2,471)	(2,471)	(1,411)	(2,471)	(2,471)	(1,416)
Shares - diluted	24,916	28,005	35,646	24,822	27,911	35,547
Diluted EPS	$0.14	$0.16	$0.13	$0.44	$0.51	$0.44

(3)          The pro forma provision for income taxes gives effect to our reorganization as a “C” corporation through the merger of Texas Roadhouse Holdings LLC into a wholly owned subsidiary of Texas Roadhouse, Inc. The adjustment is based upon the information shown in the table below. The combined state tax rate is our estimate of the average state tax rate we would have incurred based on the mix and volume of business we do in the states where our restaurants are located and the relevant apportionment factors for those states. The combined federal and state tax rates shown below give effect to the deductibility of state taxes at the federal level and to tip tax credits.

	Pro Forma
	Q3 2003/ 2003 YTD (1)	Q3 2004 / 2004 YTD (1)
Effective federal tax rate	32.5%	32.0%
Combined state tax rate	3.7%	3.3%
Combined effective federal and state tax rate	36.2%	35.3%

(1)          For all pro forma data.

Upon becoming a “C” corporation on October 8, 2004, we will record a cumulative net deferred tax liability and corresponding charge to our income tax provision of approximately $4.9 million which is not reflected in the pro forma combined statements of income data shown above.

(4)          Under the terms of an agreement associated with the formation of Texas Roadhouse, Inc., our majority shareholder contributed all of the shares of WKT Restaurant Corp., which owned 178,125 common shares of Texas Roadhouse Holdings LLC and the right to receive a one percent distribution on all sales of company and license Texas Roadhouse restaurants, in exchange for 178,125 shares of Texas Roadhouse, Inc. Class A common stock and 2,632,688 shares of Texas Roadhouse, Inc. Class B common stock. The number of shares issued was calculated so as to be neither accretive nor dilutive since the 2003 earnings per share impact on our predecessor company, Texas Roadhouse Holdings LLC, was zero. The shares issued have been reflected in the calculation of pro forma share and net income per share.

The pro forma share and net income per share data for all periods presented above also give effect to the issuance of shares of Class A common stock to our majority stockholder in connection with the combination of our operations under Texas Roadhouse, Inc. The number of shares to be issued in exchange for the controlling interest in Texas Roadhouse Development Corporation was calculated so as to be neither accretive nor dilutive since the 2003 earnings per share impact on our predecessor company, Texas Roadhouse Holdings LLC, was zero. The number of shares to be issued to Mr. Taylor for his interest in the nine controlled franchise restaurants was determined using the acquisition formulas stated in the corresponding operating, partnership or franchise agreements and vary during the periods presented due to changes in measurement period and the relative proportion of such entities’ contribution toward total net income of the combined operations. The weighted average shares outstanding shown above also include 1,754,531 shares of Class A common stock to be issued to Mr. Taylor for his interest in Texas Roadhouse Development Corporation and 671,089 shares of Class A common stock to be issued to Mr. Taylor for his interests in 9 controlled franchise restaurants.

In addition to the shares expected to be issued to our majority stockholder in connection with the above transactions, the accompanying calculations of pro forma share and net income per share data also include the outstanding shares of Texas Roadhouse Holdings LLC. At September 28, 2004 and September 30, 2003, the outstanding shares of Texas Roadhouse Holdings LLC were 18,771,721 and 18,486,252, respectively.

(5)          The “Pro Forma Adjustments for the Acquisition Transactions,” as shown in our September 28, 2004 combined balance sheet data, give further effect to our acquisition of the remaining equity interests in all of our 31 majority-owned or controlled company restaurants and Texas Roadhouse Development Corporation and all of the equity interests in one franchise restaurant in exchange for an aggregate of 3,089,084 shares of Texas Roadhouse, Inc. Class A common stock. The number of shares to be issued in exchange for the remaining interest in Texas Roadhouse Development Corporation was calculated so as to be neither accretive nor dilutive since the 2003 earnings per share impact on our predecessor company, Texas Roadhouse Holdings LLC, was zero. The number of shares to be issued in connection with the other acquisitions was calculated using predetermined acquisition formulas as required by each entity’s operating or partnership agreement. These transactions will be accounted for as step acquisitions using the purchase method as defined in Financial Accounting Standards Board Statement No. 141, “Business Combinations.” Assuming a purchase price of $54.0 million and our preliminary estimates of the fair value of net assets acquired, $47.4 million of goodwill will be generated by the acquisitions. The purchase price of $54.0 million was calculated using the initial offering price of $17.50 per share. These acquisitions, which are expected to be accretive to earnings, are consistent with our long-term strategy to increase net income and earnings per share.

The purchase price was allocated as follows (in thousands):

Current assets	$418
Property and equipment, net	188
Goodwill	47,431
Elimination of minority interest in consolidated subsidiaries	6,363
Current liabilities	(365)
$54,035

Since the allocations noted above are our preliminary estimates, we expect to adjust the basis of certain assets of the acquired entities as the fair market value of the minority interests’ portion of such assets at the date of the acquisition are determined based on final appraisals.

The shares expected to be issued have been reflected in the calculation of pro forma share and net income per share data.

(6)          This adjustment reflects the statement of income activity for the one franchise restaurant we acquired. This one franchise restaurant had revenue of $961,000, $2.9 million, $900,000 and $2.7 million and income from operations of $115,000, $357,000, $106,000 and $349,000 for Q3 2004, 2004 YTD, Q3 2003 and 2003 YTD, respectively.

(7)          This adjustment reflects the elimination of Accounts Receivable from the one franchise restaurant acquired reflected in the combined financial statements.

(8)          This adjustment reflects the elimination of franchise royalties received from the one franchise restaurant acquired.

(9)          This adjustment reflects the elimination of the equity income previously recorded for the one franchise restaurant acquired.

(10)        This adjustment reflects the elimination of the minority interest of $1.7 million, $5.6 million, $1.6 million and $5.1 million for Q3 2004, 2004 YTD, Q3 2003 and 2003 YTD, respectively, of the 31 majority-owned or controlled company restaurants and Texas Roadhouse Development Corporation.

(11)        The “Pro Forma Adjustments for the Offering” as shown in our combined balance sheet data, give further effect to $105.6 million of net proceeds from the offering, which is derived from our issuance and sale of 6,250,000 shares of Class A common stock and our sale of  331,481 shares of Class A common stock in the over-allotment at the initial public offering price of $17.50 per share, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us of $9.6 million.

The “Pro Forma Adjustments for the Offering,” as shown in our combined balance sheet data, also give further effect to the application of the net proceeds from the offering to repay outstanding borrowings under our credit facility of $70.1 million as of September 28, 2004, of which $8.0 million was a short term bank revolver. Adjustments to interest expense of $555,000, $1.6 million, $501,000 and $2.2 million for the 13 and 39 weeks ended September 28, 2004 and September 30, 2003, respectively, is reflected in the “Pro Forma Adjustments for The Offering” in our combined statements of income. The adjustments were calculated by identifying the interest expense for Q3 2004, 2004 YTD, Q3 2003 and 2003 YTD associated with the $70.1 million of outstanding borrowings to be repaid from the offering proceeds. The credit facility referred to above was completed in July 2003. The interest adjustment for Q3 2003 and 2003 YTD includes interest expense on the debt refinanced under the credit facility of $1.8 million for the period from January 1, 2003 through July 15, 2003, as well as interest expense on the credit facility of approximately $363,000 for the period from July 16, 2003 through September 30, 2003.

Additionally, a portion of the net proceeds will be used to fund declared, but unpaid distributions of approximately $34.2 million to equity holders of Texas Roadhouse Holdings LLC relating to its net income for periods through September 28, 2004. The 1,252,816 shares of Class A common stock which represent the number of shares the proceeds from the issuance of which would have been necessary to pay these distributions are not included in the pro forma share and net income per share data reflected in “Pro Forma As Further Adjusted For The Offering” in our combined statements of income for any periods presented.

The diluted pro forma share and net income per share data reflected in “Pro Forma As Further Adjusted for the Offering” in our combined statements of income for Q3 2004, 2004 YTD, Q3 2003 and 2003 YTD reflect the dilutive shares based upon the initial public offering price of $17.50 per share.

The following table summarizes the allocation of the net proceeds from the offering ($ in thousands) on a pro forma basis as of September 28, 2004 and our anticipated allocation of such net proceeds at October 8, 2004, the time of the closing of the offering:

	Pro Forma Allocation as of September 28, 2004	Anticipated Allocation as of Closing of the Offering
Proceeds from issuance and sale of 6,250,000 shares of Class A common stock	$109,375	$109,375
Proceeds from issuance and sale of 331,481 shares of Class A common stock in over-allotment	5,801	5,801
Less underwriting discounts, commissions and estimated offering expenses	9,562	9,562
Less reserve for distributions to equity holders of Texas Roadhouse Holdings LLC as of September 28, 2004	34,195	34,195
Less reserve for anticipated distributions to equity holders of Texas Roadhouse Holdings LLC from September 29, 2004 to October 8, 2004	—	500
Less repayment of outstanding borrowings under our credit facility, including accrued interest	70,100	68,866
Remaining net proceeds from the offering	$1,319	$2,053